Exhibit 24.1

THE SHERWIN-WILLIAMS COMPANY

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of The Sherwin-Williams Company, an Ohio corporation (the “Registrant”), hereby constitutes and appoints each of John G. Morikis, Allen J. Mistysyn and Mary L. Garceau, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission (the “SEC”) under provisions of the Securities Act of 1933 (the “Securities Act”), as amended, and any rules and regulations of the SEC, one or more registration statement(s) on Form S-3 relating to the registration of the offering for sale and sale of certain debt securities of the Registrant by the Registrant, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 8th day of August, 2022.

Signature	Title

/s/ John G. Morikis John G. Morikis	Chairman and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Allen J. Mistysyn Allen J. Mistysyn	Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer)

/s/ Jane M. Cronin Jane M. Cronin	Senior Vice President – Enterprise Finance (Principal Accounting Officer)

/s/ Kerrii B. Anderson Kerrii B. Anderson	Director

/s/ Arthur F. Anton Arthur F. Anton	Director

/s/ Jeff M. Fettig Jeff M. Fettig	Director

/s/ Richard J. Kramer Richard J. Kramer	Director

/s/ Christine A. Poon Christine A. Poon	Director

/s/ Aaron M. Powell Aaron M. Powell	Director

/s/ Marta R. Stewart Marta R. Stewart	Director

/s/ Michael H. Thaman Michael H. Thaman	Director

/s/ Matthew Thornton III Matthew Thornton III	Director

/s/ Steven H. Wunning Steven H. Wunning	Director